PROSPECTUS SUPPLEMENT                                                                                            File No. 333-52822
(To Prospectus Supplement and Prospectus dated January 24, 2001)                                                     Rule 424(b)(3)
Prospectus number:  2193


                                            Merrill Lynch & Co., Inc.
                                           Medium-Term Notes, Series B
                                    Due Nine Months or More from Date of Issue


                                               Floating Rate Notes


          Principal Amount:       $100,000,000                       Original Issue Date:     January 15, 2002

          CUSIP Number:           59018YLK5                          Stated Maturity Date:    January 15, 2003

          Interest Calculation:                                      Day Count Convention:
          --------------------                                       --------------------
          [X]   Regular Floating Rate Note                           [X]   Actual/360
          [ ]   Inverse Floating Rate Note                           [ ]   30/360
                (Fixed Interest Rate):                               [ ]   Actual/Actual




          Interest Rate Basis:
          -------------------
          [ ]   LIBOR                                                [ ]   Commercial Paper Rate
          [ ]   CMT Rate                                             [ ]   Eleventh District Cost of Funds Rate
          [ ]   Prime Rate                                           [ ]   CD Rate
          [X]   Federal Funds Rate                                   [ ]   Other (see attached)
          [ ]   Treasury Rate
             Designated CMT Page:                                    Designated LIBOR Page:
                   CMT Telerate Page:                                      LIBOR Telerate Page:
                   CMT Reuters Page:                                       LIBOR Reuters Page:


          Index Maturity:         Fed Funds Effective                Minimum Interest Rate:   Not Applicable

          Spread:                 0.100%                             Maximum Interest Rate:   Not Applicable

          Initial Interest Rate:  TBD                                Spread Multiplier:       Not Applicable



          Interest Reset Dates:   Daily, commencing January 15, 2002 through the maturity date; subject to the following business day convention

          Interest Payment Dates: Quarterly, on the 15th of Jan., April, July and October commencing
                                  April 15, 2002; subject to the following business day convention


          Repayment at the
          Option of the Holder:   The Notes cannot be repaid prior to the Stated Maturity Date.

          Redemption at the
          Option of the Company:  The Notes cannot be redeemed prior to the Stated Maturity Date.

          Form:                   The Notes are being issued in fully registered book-entry form.

          Trustee:                The Chase Manhattan Bank

          Dated:                  January 10, 2002